UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2016 (July 7, 2016)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 7, 2016, Healthcare Trust of America, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of acting on the following two proposals properly brought before the meeting:
(1) the election of the following individuals to the Company’s board of directors: Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Peter N. Foss, Daniel S. Henson, Larry L. Mathis, and Gary T. Wescombe; and
(2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
Election of Directors
At the Annual Meeting, our stockholders elected all the director nominees identified above to serve until the Annual Meeting in 2017 and until their successors are duly elected and qualified. Set forth below are the final voting tallies from the Annual Meeting relating to such election of director nominees:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For*
Scott D. Peters	100,142,733	1,183,338	3,123,791	22,565,524	99%
W. Bradley Blair, II	103,716,863	483,751	249,248	22,565,524	100%
Maurice J. DeWald	103,737,352	453,632	258,878	22,565,524	100%
Warren D. Fix	100,714,513	3,478,711	256,638	22,565,524	97%
Peter N. Foss	103,754,532	436,609	258,721	22,565,524	100%
Daniel S. Henson	103,811,596	389,280	248,986	22,565,524	100%
Larry L. Mathis	103,708,180	489,902	251,780	22,565,524	100%
Gary T. Wescombe	103,749,639	445,498	254,725	22,565,524	100%
* Note that % of “Votes For” excludes abstentions and broker non-votes, consistent with the Company’s charter.
Ratification of Auditors
At the Annual Meeting, our stockholders ratified the appointment of Deloitte & Touch LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Set forth below are the final voting tallies from the Annual Meeting relating to such auditor ratification:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For*
125,080,008	1,574,765	360,613	—	99%
* Note that % of “Votes For” excludes abstentions and broker non-votes, consistent with the Company’s charter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: July 7, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman